UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2011

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1850 Park Shore Drive, Suite 204 Naples, Florida		34103
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number: (239) 322-3706

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2011, Bank of Florida Corporation (the “Company”) reconvened a Special Meeting of Shareholders (the “Special Meeting”), originally convened on April 26, 2011, pursuant to a Notice of a Special Meeting dated March 18, 2011 (the “Notice”). A quorum not being present, the Company was unable to take any action on the three substantive proposals described in the Notice: Proposal 1, an amendment to the Corporation’s Amended and Restated Articles of Incorporation to reduce the required vote to approve a liquidation of the Company from a two-thirds majority to a simple majority of the outstanding shares of Common Stock; Proposal 2: approval of an Asset Purchase Agreement (the “Agreement”) by and between the Company’s wholly-owned subsidiary, Florida Trust Company, and IBERIABANK, pursuant to which Florida Trust Company will sell essentially all of its assets to IBERIABANK; and Proposal 3, adoption of a Plan of Dissolution and Liquidation (the “Plan”) .

Item 8.01 Other Events.

On May 25, 2011, the Company filed a Petition for Judicial Dissolution (the “Petition”) in the 20th Judicial Circuit, in and for Collier County, Florida (In re Bank of Florida Corporation; Case Number 11-1628-CA). Pursuant to the Petition, the Company is petitioning the Court to enter an Order to continue under judicial supervision the Company’s voluntary dissolution pursuant to the Plan, including consummation of the transactions contemplated by the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: June 1, 2011

/s/ Joe B. Cox
Joe B. Cox
Chief Executive Officer